Exhibit 24.1 - Power of Attorney

LIMITED POWER OF ATTORNEY ? SECURITIES LAW COMPLIANCE


            The undersigned, as an officer, director, or employee of EQGP Services, LLC, the general partner of EQGP Holdings, LP, or its subsidiaries or affiliates (the ?Company?), hereby constitutes
Tobin M. Nelson, Lisa M. Lind, Joseph F. D?Amico, Crystal R. Summerville and Kelly M. Fritz or any one of them the undersigned?s true and lawful attorney-in-fact and agent to complete and execute such Form ID Uniform Applications for Access Codes to File On Edgar, Forms 144, Forms 3, 4 and
5, Schedules 13D and 13G and other forms and schedules as any attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Sections 13 and 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned?s ownership, acquisition, or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

            This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to make filings pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Sections 13 and 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney shall be deemed to revoke, terminate and replace that certain Limited Power of Attorney ? Securities Law Compliance, dated March 31, 2016, and included as Exhibit 24.1 to the undersigned?s Form 3 for the Company, and filed with the Securities and Exchange Commission on April 8, 2016.

            This Limited Power of Attorney is executed in Orlando, Florida as of the date set forth below.


/s/ Mark S. Lewis
Signature

Mark S. Lewis
Type or Print Name

Date:	November 21, 2018